EXHIBIT 99.1

Kentucky First Federal Bancorp

CKF Bancorp, Inc.

Hazard, Kentucky; Frankfort, Kentucky; Danville, Kentucky and Lancaster, Kentucky

For Immediate Release November 30, 2012

For information, contact:

Kentucky First Federal Bancorp

Don Jennings, President/COO

(502) 223-1638

CKF Bancorp, Inc.

William H. Johnson

(859) 236-4181

Kentucky First Federal Bancorp and CKF Bancorp, Inc. Announce Receipt of Regulatory Approval for Proposed Merger

Kentucky First Federal Bancorp (Nasdaq: KFFB) (“Kentucky First”), the holding company for First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Frankfort, and CKF Bancorp, Inc. (“CKF Bancorp”), the holding company for Central Kentucky Federal Savings Bank, announced today that they had received final regulatory approval for the proposed merger announced November 3, 2011. The receipt of the approvals allows Kentucky First and CKF Bancorp to finalize plans to complete the merger whereby CKF Bancorp will be merged into Kentucky First and Central Kentucky Federal Savings Bank will be merged into First Federal Savings Bank of Frankfort. It is anticipated that details about the timeline for merger completion will be available in the next few days.

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values, the impact of interest rates on financing, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Company and the ability of First Federal MHC to waive dividends and changes in the securities markets. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.